EXHIBIT 32.1

CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of ZIOPHARM Oncology, Inc. (the “Company”) for the period ended June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we Jonathan Lewis, the Principal Executive Officer of the Company and Richard E. Bagley, the Principal Financial and Accounting Officer of the Company, hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and
(2)	the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 1, 2011

/s/ Jonathan Lewis
Jonathan Lewis, M.D., Ph.D.
Chief Executive Officer
(Principal Executive Officer)

Dated: August 1, 2011

/s/ Richard E. Bagley
Richard E. Bagley
President, Chief Operating Officer and Chief Financial Officer
(Principal Financial and Accounting Officer)